Exhibit 10.1


                              CONSULTING AGREEMENT

                                 BY AND BETWEEN

                              ENERGY PARTNERS, LTD.

                                       AND

                                 BRUCE R. SIDNER

     THIS CONSULTING AGREEMENT (the "Agreement"), entered into in Houston, Texas on this 26th day of October, 2004, by and between Bruce R. Sidner, an individual of the full age of majority domiciled in Harris County, State of Texas (hereinafter called "Consultant") and Energy Partners, Ltd., a corporation organized and existing under the laws of the State of Delaware (hereinafter called "Company"), represented herein by its duly authorized President, Richard
A. Bachmann.

1. TERMS AND CONDITIONS OF CONSULTING.

     1.1 Length Of Consulting Period. In consideration for the compensation and other benefits set forth in Section 1.2 and other provisions of this Agreement, the Company agrees to retain and Consultant agrees to be retained by the Company as a consultant for the period beginning on November 1, 2004 and ending on March 31, 2005 (the "Term").

          During the Term, Consultant shall act as advisor to the Company and its subsidiaries with respect to the Company's ongoing exploration efforts and shall provide such advisory services with respect thereto to the Company and its subsidiaries as the Board of Directors or officers of the Company and its subsidiaries shall request from time to time. Consultant shall promptly and faithfully report to the Company with respect to the services provided from time to time as the Board of Directors and officers of the Company and its subsidiaries shall request.

     1.2 Consideration. As compensation, Consultant will receive a monthly retainer fee of $15,000 payable monthly in arrears. In addition, if Consultant elects COBRA continuation coverage under any of the Company's group medical and dental plans pursuant to Part 6 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended, the Company shall pay during the Term the difference between the full amount of Consultant's premiums for such continuation coverage and the amount Consultant would have been required to pay for coverage if he had remained an employee of the Company. The Consultant shall not participate in any other employee plans, programs or arrangements of the Company. The Company will also provide transitional email access to Consultant during the Term. The Consultant shall be entitled to reimbursement of all reasonable and documented out-of-pocket expenses incurred in connection with the per-


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          formance of this Agreement. The Company agrees to pay such amounts promptly upon request therefor with appropriate documentation.

     1.3 Vested Stock Options. On the date hereof, Consultant owns vested stock options to purchase an aggregate of 75,556 shares of common stock of the Company. The Company and Consultant agree that that such options may be exercised in accordance with the terms thereof until December 31, 2004, subject to approval by the Compensation Committee.

     1.4 Termination of Employment. The employment relationship between Consultant and the Company will terminate on October 31, 2004. Effective as of October 31, 2004, Consultant hereby resigns all director, officer and employee positions with the Company, its subsidiaries and its affiliates, and will cease to act as "Earnout Representative" (as defined in the Earnout Agreement dated January 15, 2002, as amended). Consultant and the Company acknowledge and agree that the termination of Consultant's employment with the Company is a voluntary termination without "Good Reason" within the meaning of
          Section 1.5 of the Consultant's Employment and Stock Ownership Agreement with the Company, dated January 15, 2002, as amended in March 2004 (the "Employment Agreement").

     1.5 Non Solicitation. During the Term, Consultant shall not employ or otherwise engage the services of any person who is an employee of the Company or any of its subsidiaries or affiliates on the date hereof. For the avoidance of doubt, Consultant acknowledges and agrees that he will continue to be bound by, and will comply with, Sections 1.8 and
          1.9 of the Employment Agreement relating to non-competition and non-solicitation covenants and agreements.

     1.6 Certain Limitations. Consultant shall not represent that he has the direct or indirect power or ability to bind, or make any decision on behalf of, the Company or any of its subsidiaries. The parties acknowledge that none of the terms or provisions set forth herein, expressly or by implication, in any way permit Consultant to bind (or hold himself out as having, or imply that he has, the right or power to bind) the Company or any of its subsidiaries with respect to any matter. Consultant shall have no power or authority other than as expressly granted and set forth herein and no other or greater power shall be implied from the grant or denial of powers specifically mentioned herein, including no binding power or authority. Nothing contained in this Agreement shall be construed to create the relation of employer and employee between Consultant and the Company.

2. MISCELLANEOUS.

     2.1 Entire Agreement. This Agreement embodies the entire agreement between the parties hereto regarding the subject matter hereof, and will be binding upon Consultant and Consultant's heirs, legatees, legal representatives, successors, donees, transferees and assigns, and Consultant does hereby authorize and obligate Con-


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          sultant's executors, heirs and legatees to comply with the terms of this Agreement. The parties will not be bound by or be liable for any statement, representation, promise, inducement or understanding of any kind or nature regarding the subject matter hereof which is not set forth herein. No changes, amendments or modifications of any of the terms or conditions of this document will be valid unless reduced to writing and signed by all parties hereto, the Company being represented by its President or his designee.

     2.2 Severability. Each provision of this Agreement is intended to be severable. In the event that any one or more of the provisions contained in this Agreement will for any reason be held to be invalid, illegal, or unenforceable, such holding will not affect the validity or enforceability of any other provision of this Agreement, and this Agreement will be construed as if such invalid, illegal, or unenforceable provision had never been contained herein; provided, however, that no provision will be severed if it is clearly apparent under the circumstances that the parties would not have entered into this Agreement without such provision.

     2.3 Independent Contractor Status. Consultant acknowledges that his engagement under this Agreement is as an independent contractor and not as an employee of the Company or any of its subsidiaries and affiliates. Accordingly, Consultant will be solely responsible for the payment of all income taxes and other taxes on amounts payable to him under Section 1.2 of this Agreement, and the Company will not be obligated to withhold any amounts from such payments.

     2.4 APPLICABLE LAW. THIS DOCUMENT WILL BE CONSTRUED FOR ALL PURPOSES AS A TEXAS DOCUMENT AND WILL BE INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

     2.5 Number and Gender. As used herein, the singular will include the plural and vice versa and words used in one gender will include all others as appropriate.

     2.6 Additional Documents. The parties hereto agree to execute whatever documents or instruments and to perform whatever acts may be reasonably required to fulfill the requirements and/or intents hereof.

     2.7 Legal Assistance. The parties hereto have each consulted with legal counsel or have had the opportunity to consult with legal counsel regarding the terms and conditions of this Agreement.

     2.8 Headings. Section headings and other headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.


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     2.9  Amendments. This Agreement may be amended or modified in all respects at any time but only by an instrument in writing executed by the parties hereto.

     2.10 Waiver. The failure by any party to enforce any of its rights hereunder will not be deemed to be a waiver of such rights, unless such waiver is an express written waiver which has been signed by the waiving party. Waiver of any one breach will not be deemed to be a waiver of any other breach.

     2.11 Counterpart Execution. This Agreement may be executed in separate counterparts, with the same effect as if the parties hereto had signed the same document. Counterparts so executed and delivered shall be deemed to be an original, shall be construed together and shall constitute one Agreement.


                               [Signatures Follow]



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     IN WITNESS WHEREOF, the parties hereto have set forth their hands on the day, month and year first above written in multiple originals, each of which shall have the same force and effect as if it were the sole original.

                                          ENERGY PARTNERS, LTD.


                                          By: /s/ Richard A. Bachmann
                                              ------------------------------
                                              Richard A. Bachmann


                                          /s/ Bruce R. Sidner
                                          ----------------------------------
                                          Consultant: Bruce R. Sidner





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